LipidViro Tech Reports First Results of Antiviral Research

March 29, 2004, LipidViro Tech, Inc. (LVRO: OTCBB) released results of pre-clinical research today, which demonstrated substantial inactivation of four different infectious viruses, including: a DNA and a RNA virus, both with simple lipid envelopes; a DNA virus with a complex lipid envelope; and, a small, non-enveloped virus. The research was sponsored by LipidViro Tech and conducted at an independent laboratory utilizing LipidViro's investigational compound, LVT3, and the Company's proprietary GEN-2 technology. The studies were performed in a variety of biological media chosen to represent potential candidates for commercial products.

Demonstrating antiviral efficacy in four differently structured viruses is a milestone achievement for LipidViro and the Company's proprietary GEN-2 technology. These studies are part of the Company's ongoing pre-clinical research program designed to evaluate the efficacy and toxicity of LVT3 and the Company's process.

"While this research is preliminary, we are very pleased with the results," commented Kenneth Hamik, LipidViro Tech CEO. "These studies represent the first step in our strategic plan to demonstrate the antiviral capacity of LVT3 and our proprietary GEN-2 technology. This is an important accomplishment, as it allows us to identify products worthy of further investigation. These include therapeutic drugs to treat viral infections and viral purification of biologics, several products that command significant markets worldwide. The second step in our strategic plan includes studies to evaluate toxicity.
These are currently being designed and results should be available shortly."

LipidViro Tech, Inc. is a development-stage biotechnology company, conducting research focused on developing drug and biological products to treat infectious pathogens and diseases in which lipids (or fat components) play a key role. The Company is currently evaluating products for development, including, therapeutic drugs to treat both infectious and lipid-associated diseases, and, a purification process to produce pathogen-free biologics.

Contact: IR@lipidvirotech.com
Website:  www.lipidviro.com

This release contains forward-looking statements concerning plans, objectives, goals, strategies, future events or performance, which are not statements of historical fact. The forward-looking statements contained in this release reflect our current beliefs and expectations. Actual results or performance may differ materially from what is expressed in the forward-looking statements. Readers are referred to the documents filed by us with the SEC, specifically reports on Form 10-K and Form 10-Q including risk factors that could cause actual results to differ from forward-looking statements. These reports are available at www.sec.gov.